EXHIBIT 10.3

PLEDGE AGREEMENT

Southwest Casino Corporation (“Southwest”) and each of the parties listed as Co-Signers on Exhibit 1 (the “Co-Signers”) enter into this Pledge Agreement (the “Agreement”) effective March 7, 2008.  Each of the Co-Signers is referred to individually as a “Co-Signer” and collectively, the “Co-Signers”.

BACKGROUND

A.            Under the terms of Subscription Agreements among Southwest and the Co-Signers dated the same date as this Agreement (collectively, the “Subscription Agreements”), each of the Co-Signers have agreed to co-sign with Southwest a promissory note (each, a “Note” and collectively, the “Notes”) or to execute and deliver a guaranty (each, a “Guaranty” and collectively, the “Guaranties”) in favor of Crown Bank (the “Bank”).

B.            Southwest is the sole shareholder of Southwest Casino & Hotel Corp., a Minnesota corporation  (“Casino & Hotel”) and currently holds 1,000 shares of Casino & Hotel common stock (the “Shares”).

C.            In consideration of co-signing the Notes or entering into the Guaranties, Southwest has agreed to execute and deliver this Agreement to the Co-Signers.

AGREEMENT

In consideration of the accommodations made and to be made by the Co-Signers to Southwest, the mutual promises, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which each of the parties to this Agreement acknowledges, Southwest and the Co-Signers agree as follows:

1.                                      THE PLEDGE

1.1           The Pledge.  Southwest pledges and grants to the Co-Signers, as agents for and on behalf of the Co-Signers, a first priority security interest (the “Pledge”) in the Shares (the “Collateral”), including:

a.                                       All securities, instruments, other investment property and other rights or interests of any kind or description, at any time issued or issuable as an addition to, in substitution or exchange for, or with respect to, the Shares, including, without limitation, any shares or other ownership interest issued as dividends or as the result of any reclassification, split-up or other reorganization;

b.                                      All cash, proceeds, dividends, interest or other property, paid, payable, received, receivable or otherwise distributed in respect of, in exchange for, or upon the sale or other disposition of the Shares; but before the occurrence of an Event of Default, not including any cash dividends or distributions payable with respect to the Membership Interest, which will remain the property of Southwest; and

c.                                       All records, books, ledgers, computer tapes or disks, printouts and other information in whatsoever form regarding the Shares.

1.2           Secured Obligations.  The Pledge granted in this Agreement is given to secure (i) all liabilities and obligations incurred by the Co-Signers under the Notes, (ii) all liabilities and obligations incurred by the Co-Signers under the Guarantees, and (iii) all amounts expended or incurred by the Co-

Signers in negotiating with the Company or Southwest in conjunction with Southwest’s obligations under this Agreement or in exercising any rights or remedies consequent upon any default under this Agreement, including, without limitation, UCC filing fees, court costs, and attorneys fees and expenses of counsel for the Co-Signers incurred in connection with the enforcement of this Agreement whether or not suit has been filed (all of which are referred to in this Agreement collectively as the “Secured Obligations”).

1.3           Limitations on Pledged Securities.  Southwest represents and warrants to Co-Signers that Southwest holds title to the shares of Southwest Casino and Hotel Corp. common stock free and clear of any liens, pledges or encumbrances, except liens in favor of the Co-Signers.  Provided, however, that Southwest Casino and Hotel Corp. owns a 50% membership interest in North Metro Harness Initiative, LLC (the “North Metro Interest”) and Southwest Casino and Hotel Corp.’s ownership of the North Metro Interest is subject to a prior pledge of the North Metro Interest to Black Diamond Commercial Finance, LLC (the “Black Diamond Pledge”).  Any attempt by Southwest Casino and Hotel Corp. or by Co-Signers to transfer the North Metro Interest is subordinate to the prior Black Diamond Pledge and cannot occur without the consent of Black Diamond Commercial Finance, LLC, which Black Diamond may withhold in its sole discretion.  The North Metro Interest is also subject to the terms of the North Metro Harness Initiative, LLC Member Control Agreement dated June 4, 2004 that further limits the ability of Southwest Casino and Hotel Corp. to dispose of the North Metro Interest.  In addition to the consent of Black Diamond Commercial Finance, LLC, Southwest Casino and Hotel Corp. or Co-Signers must obtain the consent of MTR-Harness, Inc., which also holds a 50% membership interest in North Metro an may also withhold its consent in its sole discretion, prior to any transfer of the North Metro Interest.

1.4           Proxies, Stock Powers, Other Endorsements.  After the occurrence of an Event of Default and upon demand of Co-Signers representing a majority of the total principal amount of the Notes and the Guarantees, Southwest will execute, assign and endorse to the Co-Signers all proxies, endorsements, applications, acceptances, powers, documents, instruments or other evidences of payment or writing constituting or relating to any of the Collateral.  All assignments and endorsements will be in form and substance reasonably satisfactory to the Co-Signers.

1.5           Duty of the Co-Signers.  The Co-Signers are not be obligated to take any action to exercise any rights, warrants or options with respect to the Collateral, to present any coupon(s) for payment, to effect redemption of, or to make any presentment, protest, notice of protest or to otherwise protect any optional right(s) on the Collateral.

1.6           Security Interest is Continuing.  Southwest agrees and acknowledges that the Pledge granted in this Agreement is a continuing security interest and must continue in full force and effect until all of the Secured Obligations are paid in full.  Except as expressly provided in this Agreement, the Co-Signers must release their interest in the Collateral only upon payment in full of all of the Secured Obligations and the indefeasible termination, release and discharge of the Guaranties; provided, however, that the Co-Signers will execute and deliver to Southwest the proper instruments (including UCC termination statements) acknowledging the termination of this Agreement, and will duly assign, transfer and deliver to Southwest any Collateral that may be in the possession of the Co-Signers and has not been disposed of, applied or released.

1.7           Actions Not Affecting the Pledge.  The Co-Signers may (and each of the Co-Signers is authorized to make from time to time, without notice to anyone) without impairing or affecting the Pledge granted in this Agreement:

a.                                       Sell, pledge, surrender, compromise, settle, release, renew, extend, grant an indulgence, alter, substitute, change, modify, or otherwise dispose of any of the Secured Obligations or any contract evidencing the same or any part of the Secured Obligations or any security interest for the Secured Obligations;

b.                                      Accept additional security for or additional parties or other Co-Signers upon any of the Secured Obligations or release any portion of the Collateral or any maker, endorser, security or Co-Signer or other party liable on any portion of the Secured Obligations;

c.                                       Apply any and all payments a Co-Signer receives on account of the Secured Obligations and the proceeds of the Collateral or any other security for the Collateral against any item or items of the Secured Obligations as the Co-Signers, each in its sole discretion, may determine, whether the same is then due or not; and

d.                                      Settle or compromise any liability secured by this Agreement, any security for that liability or any liability (including any of those under this Agreement) incurred directly or indirectly in respect of the liability secured by this Agreement, and may subordinate the payment of all or part of that liability to the payment of any liability of Southwest to creditors of Southwest, other than the Co-Signers.

2.                                      WARRANTIES AND REPRESENTATIONS OF SOUTHWEST

2.1           Power and Authority.  Southwest has full power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

2.2           Enforceability.  This Agreement is the legal, valid and binding obligation of Southwest, enforceable against Southwest according to its terms, subject only to bankruptcy, insolvency, moratorium, reorganization or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to applicable equitable principles.

2.3           Title to the Collateral.  Southwest warrants and represents to the Co-Signers that it holds title to the Collateral free and clear of any liens, pledges or encumbrances, except liens or encumbrances in favor of the Co-Signers, and no financing statement or registration of pledge covering all or any part of the Collateral is on file in any public office or private office, except those in favor of the Co-Signers.

3.                                      EVENTS OF DEFAULT AND REMEDIES

3.1           Events of Default.  An “Event of Default” will occur if the Bank requires and any co-signer makes any payment on a Note or the Bank calls all or any portion of any Guaranty given by any of the Co-Signers and Southwest is unable to reimburse the amount paid by the Co-Signer or Co-Signers within 30 days.  After occurrence of an Event of Default and upon written demand from Co-Signers representing a majority in interest of the total amount co-signed or guaranteed, Southwest will assign to the Co-Signers, that portion of the Collateral reasonably determined by Co-Signer to be of value necessary to repay to Co-Signer any amounts paid by Co-Signer in connection with the Event of Default.  Southwest and Co-Signer agree that the intent of this provision is to reimburse Co-Signer only for amounts actually paid in connection with an Event of Default.  For that reason, strict foreclosure in accordance with Section 9-620 of the Uniform Commercial Code (“UCC”) is not available to Co-Signers.  If Co-Signer disposes of the assigned Collateral in accordance with Section 3.2 of this Agreement within 90 days of its assignment to Co-Signer and does not receive sufficient value to repay to Co-Signer any amounts paid by Co-Signer in connection with the Event of Default, Co-Signer shall have the right to assignment of additional Collateral in accordance with the terms of this Agreement.

3.2           Co-Signer’s Right to Sell the Collateral.  Subject to the terms and conditions of the Black Diamond Pledge and the Member Control Agreement, upon the occurrence of an Event of Default and assignment of the Collateral, each Co-Signer:

a.                                       will be entitled to sell that portion of the Collateral reasonably necessary to repay to Co-Signer any amounts paid by Co-Signer in connection with the Event of Default.  The disposition of the Collateral after an Event of Default shall be by public proceedings under UCC 9-610, and not by private proceeding, unless consented to by Southwest in writing subsequent to an Event of Default; or

b.                                      may cause that portion of the Collateral assigned to that Co-Signer to be registered in the Co-Signer’s name and to receive all dividends, interest and other distributions on that portion of the Collateral and apply the same to the Secured Obligations as the Co-Signer deems appropriate.

3.3           Waiver of Redemption; No Liability for Value Decline.  Any and all sales of the Collateral held by the Co-Signers under Section 3.2 above will be free from any right of redemption, which Southwest expressly waives.  In addition, the Co-Signers will have no liability for any increase or decrease in the value of any of the Collateral at any time.

3.4           Application of Sales Proceeds.  The proceeds of the sale(s) of the Collateral under Section 3.2 above will be applied as follows:

a.                                       First, to the payment of all costs and expenses incurred by the Co-Signers under this Agreement, including all costs and expenses of collection, whether or not a suit has been filed, including, but not limited to, all sales commissions, brokers’ fees and attorneys’ fees;

b.                                      Second, to the satisfaction of the Secured Obligations;

c.                                       Third, to the payment of any other amounts required by applicable law; and

d.                                      Fourth, any balance then remaining will be paid to Southwest, unless it is the subject of tax lien or levy, attachment, restraining order, injunction or other such distraint.

3.5           Rights Cumulative.  All remedies of the Co-Signers under this Agreement are in addition to remedies afforded to the Co-Signers under any other document evidencing or securing any of the Secured Obligations or any other document or under law.  All remedies are cumulative and may be exercised by the Co-Signers concurrently or consecutively.  No failure or omission of the Co-Signers to exercise any right or remedy will constitute a waiver.

4.                                      MISCELLANEOUS

4.1           Agreement Binding.  This Agreement binds the successors and assigns of Southwest and the insolvency, bankruptcy, or release of any such party will not release or discharge any other borrower, pledgor, endorser, or Co-Signer from liability under this Agreement; provided, however, that the rights of Southwest under this Agreement may not be assigned without the prior written consent of the Co-Signers.

4.2           Severability.  If one or more provisions of this Agreement should be declared to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions in this Agreement will not in any way be affected or impaired.

4.3           Regarding the Secured Parties.  All actions taken by the Co-Signers under this Agreement will be taken only upon the mutual agreement of Co-Signers representing a majority of the total amount Guaranteed under the Subscription Agreements.

4.4           Attorney in Fact.  Effective upon the occurrence of an Event of Default, Southwest appoints the Co-Signers as Southwest’s attorney-in-fact for the purpose of carrying out the terms of this Agreement and taking any action and executing any instrument which it may deem advisable or necessary to accomplish the purposes of this Agreement, which appointment is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, upon the occurrence of an Event of Default, the Co-Signers have the right, power and authority to endorse and collect all checks and other orders for the payment of money made payable to Southwest representing any dividend, interest payment or other distribution in respect of the Collateral or any part of the Collateral.

4.5           Notices.  Any notice required under this Agreement will be deemed given on the third banking day after deposit in the U.S. Mail, proper postage prepaid addressed to Southwest and to the Co-Signers at the following addresses:

Southwest Casino Corporation

2001 Killebrew Drive, Suite 350

Minneapolis, MN 55425

Attn: Thomas E. Fox, President

The Co-Signers:

At the address listed on Exhibit 1 to this Agreement.

Any changes in a party’s address may be made by giving written notice to the other parties in accordance with this Section.

4.6           Governing Law; Jurisdiction.  This Agreement must be construed, interpreted and governed according to the laws of the State of Minnesota.  Southwest and each of the Co-Signers consent to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement, waive any argument that venue in such forums is not convenient and agree that any litigation instigated in connection with this Agreement must be venued in either the District Courts of Hennepin County, Minnesota, or the United States District Court for the District of Minnesota, Fourth Division.

4.7           Further Assurances.  Southwest agrees to do any further act and things, and to execute and deliver any additional conveyances, assignments, agreements and instruments, as the Co-Signers may at any time request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part of the Collateral or in order better to assure and confirm unto the Co-Signers its rights, powers and remedies under this Agreement.  Southwest consents and agrees that the issuers of or obligors in respect of the Collateral or any registrar or transfer agent or trustees for any of the Collateral are entitled to accept the provisions of this Agreement as conclusive evidence of the right of the Co-Signers to effect any transfer, notwithstanding any other notice or direction to the contrary given by Southwest or any other person to any issuers or obligors or to any registrar or transfer agent or trustees.

Signature Page for

Pledge Agreement

IN WITNESS WHEREOF, the parties to this Agreement have executed this instrument as of the day and year first above written.

SOUTHWEST CASINO CORPORATON	CO-SIGNER or GUARANTOR

By:

Its:	Print Name: